YOU On Demand to Form Joint Venture with LA-Based Frequency Networks

New JV Frequency Asia will allow YOU On Demand to expand globally beyond China
YOD Also Announces Strategic Investment for a 9% equity stake in Frequency Networks

(New York, NY, 5/3/2016): YOU On Demand Holdings, Inc. (NASDAQ: YOD) (“YOU On Demand” or “YOD” or the “Company”), a premium content Video On Demand service provider in China evolving into a global, mobile-driven, consumer management platform for both enterprises and consumers, announced today that the Company and Frequency Networks, Inc. (“Frequency Networks”), a cloud-based internet video service that aggregates and distributes content from thousands of the world’s top providers, including the leading TV and Multi-Channel Networks, have entered into two agreements: 1. a binding agreement to form a Joint Venture called Frequency Asia (the “Frequency Asia JV”), dated April 13, 2016 (the “JV Agreement)“ and 2. a Series A Preferred Stock Purchase Agreement (the “Frequency SPA”) for the purchase by YOD of certain Frequency Series A Preferred Stock.

Frequency Networks, which has global partnerships with leading cable, satellite and mobile operators reaching over 150 million subscribers, builds and operates an intelligent content discovery platform that powers white-labeled video services and applications for TV and mobile devices.

The Frequency Asia JV

The Frequency Asia JV will have two main operational components that will provide YOU On Demand, via the JV, the opportunity to expand both its content offering and distribution footprint.

A.

Expanded Distribution: The JV will provide Frequency’s white-labeled platforms exclusively to the Asian region (including, but not limited to China, India, Philippines, Malaysia and Vietnam, etc.). Utilizing a B2B distribution model, the JV will provide customized content services with multi-screen capability to large and established operators in the region. Frequency Asia programming will include more than 70,000 channels, organized into 60+ unique vertical categories. The viewing experience can be further optimized with personal feeds and channels driven by Frequency Networks’ enhanced metadata format and proprietary recommendation and video search engine.

B.

Global Content Channels: The JV will develop a stable of made-for-web channels with brand partners that integrates original and licensed content for categories including sports, fitness, music, food, tourism, science and more. These channels will be rolled out globally across the JV’s distribution partners that include major cable, satellite and mobile operators in the US, Europe and Asia, and via direct-to-consumer apps for iOS, Android, Amazon Fire and other platforms. The JV will also integrate and distribute third party e-commerce, social networking & affiliate marketing capabilities into its branded and white-labeled service.

In connection with the JV Agreement, Frequency Networks issued 6-year warrants to the Company exercisable at any time into up to 3,000,000 shares of Frequency Preferred Stock.

Series A Preferred Stock Purchase Agreement

In addition to the JV Agreement, the Company entered into the Frequency SPA for the purchase of $3 million of Series A Preferred Stock (the “Frequency SPA”).

The initial purchase of shares of Frequency Preferred Stock (at a purchase price of $2 million) was closed on April 13, 2016 (as described in YOU On Demand’s current report on Form 8-K, filed on April 19, 2016) and the remaining purchase of shares of Frequency Preferred Stock (at a purchase price of $1 million) closed on April 28, 2016.

YOU On Demand will have an approximate 9% ownership stake in Frequency Networks, Inc. For a more detailed summary of the material provisions of the Frequency SPA and the JV Agreement, see YOU On Demand's current report on Form 8-K, which has been filed with the U.S. Securities and Exchange Commission ("SEC") at www.sec.gov.

Bruno Wu, Chairman of YOU On Demand, commented, “Today’s partnership announcement with Frequency is the first of what I hope to be many business development initiatives to come that should begin supporting the framework of our growth plan as well as the pledge to be more regularly and openly communicative. With Frequency and YOD’s now multi-faceted partnership, YOU On Demand is reimagining, sharpening and expanding its fundamentals and original scope in three significant ways: 1. Moving from a pay only model to a pay, free and commerce content model which will be the cornerstone of establishing the world’s premier mobile-based multimedia, social networking & e-commerce-enabled network, 2. Broadening its geographical user base beyond China to become a true global brand and, 3. Moving from the existing user base of several million to an addressable user base of several hundred million users globally by the end of 2016.”

Frequency CEO Blair Harrison stated, “We’re thrilled to be partnering with YOU On Demand. The creation of the Frequency Asia JV is a great opportunity to leverage YOD’s existing distribution and operations to accelerate the expansion of our platform and programming to cable, OTT and mobile operators in region. YOD’s participation in our financing is a strong indicator of the value of Frequency’s platform and business model.”

About YOU On Demand Holdings, Inc. (http://corporate.yod.com)

YOU On Demand (NASDAQ: YOD) is a leading multi-platform entertainment service company delivering premium content, including leading Hollywood movie titles, to customers across China via Subscription Video On Demand and Transactional Video On Demand. The Company has secured alliances with leading global media operators and content developers. YOU On Demand has content distribution agreements in place with many of Hollywood's top studios including Disney Media Distribution, Paramount Pictures, NBC Universal and Twentieth Century Fox Television Distribution, Miramax, as well as a broad selection of the best content from Chinese filmmakers. The Company has a comprehensive end-to-end secure delivery system, governmental partnerships and approvals and offers additional value-added services. YOU On Demand has strategic partnerships with the largest media entities in China, a highly experienced management team with international background and expertise in Cable, Television, Film, Digital Media, Internet and Telecom. YOU On Demand is headquartered in both New York, NY and Beijing, China.

About Frequency (http://www.frequency.com)

Frequency is a cloud-based internet video service that aggregates and distributes video from thousands of the world’s top providers, including the leading TV and Multi-Channel Networks, and individual creators. TV, mobile and over-the-top operators use Frequency to deliver a complete internet video service to their subscribers. With one simple integration, operators have access to Frequency’s comprehensive portfolio of licensed content, and a fully featured video platform, including real time personalization. Frequency is now powering next-generation consumer video applications for operators on set-top boxes, mobile devices and the web. Frequency was founded by Blair Harrison in Los Angeles in 2010. Harrison previously founded FastTV, an early internet video search site, and was CEO of online video entertainment site IFILM, sold to Viacom in 2005.

Safe Harbor Statement

This press release contains certain statements that may include "forward looking statements." All statements other than statements of historical fact included herein are "forward-looking statements." These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

CONTACT:
Jason Finkelstein
YOU On Demand
212-206-1216
jason.finkelstein@yod.com
@youondemand
corporate.yod.com